Dated ____________________________ 2000



                      (1)     CARDIOTECH INTERNATIONAL INC


                                       AND


                    (2)     CARDIOTECH INTERNATIONAL LIMITED


                    -----------------------------------------

                               SUPPLY AND PURCHASE

                                    AGREEMENT

                            RELATING TO CHRONOFLEX RC

                    -----------------------------------------



                                Aaron & Partners
                                 Grosvenor Court
                                 Foregate Street
                                     Chester
                                     CH1 1HG

                                Ref:  SCH.EDW59.1

                                    CONTENTS
                                    --------

Clause     Heading                                                       Page
------     -------                                                       ----

1
2
3
4
5
6
7
8
9
10
11
12

Schedule
--------

1
2
3
4
5

THIS  AGREEMENT  is made on                                         2000

BETWEEN:

(1) CARDIOTECH INTERNATIONAL INC., a United States corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("CTI"); and

(2) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with registration number 3198267, whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("CTL")

WHEREAS

(A) CTI manufactures biomaterials under the Rights (as defined) and markets them under the trademark Chronoflex .

(B) CTI and CTL have agreed to collaborate in order to undertake research in and the development of a reproducable supply of the Chronoflex RC (as defined)

(C) If the research and development referred to above is successful then CTI shall supply Chronoflex RC to CTL.

NOW  IT  IS  HEREBY  AGREED  as  follows:-

1.   Definitions  and  Interpretation
     --------------------------------

     1.1. In this Agreement the following expressions have the following meanings unless the context otherwise requires:-

Expression                        Meaning
----------                        -------

"Affiliate"                       in respect of any body corporate, a
                                  body corporate which is its
                                  subsidiary or holding company, or a
                                  company which is a subsidiary of
                                  that holding company, and each such
                                  company;

"Appointed Expert"                a person appointed pursuant to
                                  clause 4.1(a) who shall act as expert
                                  not arbitrator and whose decision
                                  shall, save in the event of fraud or
                                  manifest error, be binding;

"Chronoflex AR"                   a polycarbonate based polyurethane,
                                  further particulars of which are set
                                  out in Schedule 1 Part I;

"Chronoflex RC"                   a specific formulation of Chronoflex
                                  AR which is in accordance with the
                                  Specification;

"Commencement Date"               [        ]

"Conditions"                      Those conditions set out in Schedule
                                  2;

"Dollars" and the sign $          the lawful currency of the United
                                  States of America;

"Draft Product Specification"     the specification particulars of which
                                  are set out in Schedule 1 Part II;

"Escrow Agent"                    the person or business appointed
                                  pursuant to clause 4.1(b);

"Finished Product Specification"  a specification of Chronoflex RC which will replace the Draft Product
                                  Specification and apply during the
                                  Remaining Period;

"Force Majeure"                   in relation to either party, any
                                  circumstances beyond the reasonable
                                  control of that party (including,
                                  without limitation, any strike lock-
                                  out or other industrial action);

"Formulation"                     the written formulation of
                                  Chronoflex RC which accurately
                                  identifies the constituent parts, the
                                  manner or process in which they are
                                  used, applied or which is applied to
                                  them and the specification and
                                  manner of use of any equipment
                                  including, but not limited to, the
                                  standard operating procedures and
                                  work instructions for the production
                                  of Chronoflex RC;

"GPC Method"                      as defined in Part II Schedule 1;

"Intellectual Property"           means any patent, copyright,
                                  registered or unregistered design,
                                  trade mark, know-how or other
                                  industrial or intellectual property
                                  right whatsoever or howsoever
                                  arising for the full term thereof and
                                  all renewals and extensions thereof

"Laboratory"                      the laboratory referred to in clause
                                  3.2;

"Licence"                         licence in respect of Chronoflex RC
                                  made between the parties and the
                                  dated the date hereof;

"MWD Test"                        a test of molecular weight
                                  distribution carried out in accordance
                                  with the GPC Method;;

"Quarter Day"                     the last day in a Quarter;

"Quarter"                         each successive period of 3 months,
                                  the first of which will commence on
                                  the date of this Agreement;

"Remaining Period"                the period of this Agreement from
                                  the date notice is served pursuant to
                                  Clause 3.5 until termination of this
                                  Agreement in accordance with the
                                  terms herein;

"Rights" the intellectual property rights licensed to CTL by CTI pursuant to the Licence;

"Specification"                   the Draft Product Specification or
                                  the Finished Product Specification if
                                  the Draft Product Specification has
                                  been revised in accordance with
                                  Clause 3.4;

"Testing Period"                  the period from the date of this
                                  Agreement to the date of service of
                                  notice by CTL to CTI pursuant to
                                  Clause 3.3 or Clause 3.4;

"Year" each successive period of 12 months, the first of which will commence on the date of this Agreement.

     1.2. References to Clauses and Schedules are unless otherwise stated to clauses of and schedules to this Agreement.

     1.3. The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

     1.4. Headings are for convenience only and will not affect the construction of this Agreement.

     1.5. Except where the context otherwise requires, references to:-

          (a) persons include bodies corporate, unincorporated associations and partnerships;

          (b)  the  masculine   gender  include  the  feminine  and  neuter  and
               references to the singular include the plural and vice versa; and

          (c) a document are to that document as varied, supplemented or replaced from time to time.

2.   Sale  of  Chronoflex  RC
     ------------------------

     [ * ]

3.   Testing  Period
     ---------------

     [ * ]

4.   Escrow  Agent  and  Appointed  Expert
     -------------------------------------

     [ * ]

5.   Payment  on  Account
     --------------------

     [ * ]

6.   Exclusive  Sale  and  Purchase
     ------------------------------

     6.1. CTI will sell Chronoflex RC to CTL for the exclusive use of CTL in the production of vascular access grafts and peripheral vascular grafts.

     6.2. CTL will purchase its requirements for Chronoflex RC from CTI only, provided that none of the Conditions are met.

7.   Conditions of Sale and Purchase
     -------------------------------

     All sales and purchases of Chronoflex RC pursuant to this Agreement will be subject to the terms of purchase of CTL set out in Schedule 3, except to the extent that:

     (a) any provision of those terms of purchase is inconsistent with any provision of this Agreement, in which event the latter will prevail; or

     (b)  CTI and CTL agree in writing to vary those terms of purchase.

8.   Chronoflex  RC  Specification
     -----------------------------

     All Chronoflex RC sold by CTI to CTL pursuant to this Agreement will conform in all respects to the Specification and CTL will be entitled to reject any quantity of Chronoflex RC which is not in accordance with the Specification.

9.   Manufacture  and  Delivery  of  Chronoflex  RC
     ----------------------------------------------

     9.1. CTI will use all reasonable endeavours to manufacture and maintain sufficient stocks of and manufacturing capacity for Chronoflex RC to fulfil its obligations under this Agreement.

     9.2. CTI will deliver each of CTL's orders for Chronoflex RC on the date following 30 days after the date of receipt the written order or confirmation of oral order (as the case may be).

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     9.3. The Chronoflex RC will be sold and delivered f.o.b and accordingly CTL will arrange for suitable transport and insurance therefor and CTL will bear the costs of such transport and insurance.

10.  Price  of  Chronoflex  RC
     -------------------------

     [ * ]

11.  Inspection
     ----------

     11.1.Subject  always to clause 15 and to  reasonable  prior notice from CTL
          CTI agrees that:

          (a) any officer of CTL or other person duly appointed by CTL may at any time enter at all reasonable times into and upon CTI's premises for the purpose of ascertaining that the provisions of this Agreement are being complied with or to ascertain compliance with regulatory or FDA standards; and

          (b) CTI will provide any information or documents CTL reasonably requires in order to obtain regulatory approval anywhere in the world.

     11.2.Such inspections shall not take place more than twice per year.

12.  Non-Competition
     ---------------

     12.1.CTI  undertakes  with CTL and its successors in title that it will not and  that it  will  procure  that no  Affiliate  of CTI  will  for the duration of this Agreement, either on its own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in the supply of Chronoflex RC to any person, firm or company for use in vascular access grafts or peripheral vascular grafts in the following areas:

          (a) countries comprising the European Economic Area and any other European countries;

          (b)  the United States of America;

          (c)  Japan and Asia;

          (d)  Australasia;

          (e)  South America;

          (f)  Africa; and

          (g)  Any other countries whatsoever.


*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     12.2.The parties  consider that the  restrictions  contained in this clause are separate obligations and are reasonable but if any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or if the period or area of application reduced such restriction shall apply with such modification as may be necessary to be valid and enforceable as agreed between the parties.

13.  Force  Majeure
     --------------

     13.1.If either party is affected by Force Majeure it will promptly notify the other party of the nature and extent of the circumstances in question.

     13.2.Notwithstanding  any other provision of this Agreement,  neither party will be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation will be extended accordingly.

     13.3.If at any time CTI claims Force Majeure in respect of its obligations under this Agreement with regard to the supply of Chronoflex RC, CTL will be entitled to obtain from any other person such quantity of Chronoflex RC as CTI is unable to supply.

14.  Duration  and  termination
     --------------------------

     14.1.This Agreement shall commence on the Commencement Date and may not be terminated during the period from the date hereof until the date which is three years after the start of the Remaining Period ("the Fixed Term Period") save in accordance with clause 3.6, clause 14.2 or Clause 14.3. After the Fixed Term Period either party shall be entitled to terminate this Agreement on 6 months prior written notice or in accordance with Clause 14.2 or Clause 14.3.

     14.2.CTI will be entitled forthwith to terminate this Agreement by written notice to CTL if:

          (a) CTL commits any material breach of any of the provisions of this Agreement and, in the case of such a breach which is capable of remedy, fails to remedy the same within 30 days after receipt of a written notice requiring it to be remedied;

          (b) CTL becomes or is deemed to be insolvent or ceases to carry on business;

          (c)  CTL goes into liquidation; or

          (d) CTL has a receiver, administrative receiver or administrator appointed in respect of all or any of its assets

     14.3.CTL will be entitled forthwith to terminate this Agreement by written notice to CTI on the occurrence of any of the Conditions.

     14.4.Termination   of  this  Agreement  for  any  reason  will  be  without
          prejudice to:-

          (a) the prompt repayment by CTI to CTL of the balance (after set-off of all orders supplied or to be supplied by CTI to CTL in accordance with this Agreement of the sum paid by CTL pursuant to clause 5.1;

          (b) the delivery of any orders from CTL that are undelivered but in the course of delivery at the date of termination;

          (c) any rights or obligations which are accrued at the date of termination;

          (d) any rights or obligations which are expressed or by implication intended to continue thereafter including, without limitation, the Licence.

15.  Confidentiality
     ---------------

     15.1. Subject to clause 15.2 each party:

          (a) shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ('confidential information'); and

          (b) shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any confidential information

     15.2. Clause 15.1 shall not apply if and to the extent that:

          (a) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law;

          (b) such disclosure is required for the purpose of routine ISO compliance surveillance to L.R.Q.A. Ltd

          (c) the confidential information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

          (d) the confidential information has come into the public domain other than through its fault or the fault of any person to whom the confidential information has been disclosed

16.  Miscellaneous
     -------------

     16.1.This Agreement is personal to the parties, and neither of them may, without the written consent of the other, assign, mortgage, charge or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations under this Agreement.

     16.2.Nothing in this Agreement will create, or be deemed to create, a partnership between the parties.

     16.3.This Agreement and the Licence contains the entire agreement between the parties with respect to its subject matter, supersedes all previous agreements and understandings between the parties and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     16.4.If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the other provisions of this Agreement and the remainder of the affected provision will continue to be valid.

     16.5.No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     16.6.Any notice required or authorised by this Agreement to be given by either party to the other must be in writing and be delivered by hand or sent by first class pre-paid airmail post or facsimile transmission to the other party at the address stated at the beginning of this Agreement or any other address notified by the recipient of the notice. Any notice will be deemed received:-

          (a)  if delivered by hand, when delivered;

          (b)  if sent by post, 7 days after posting; and

          (c)  if sent by facsimile transmission, when transmitted.

     16.7.Any notice required or authorised by this Agreement to be given by CTL to CTI shall where possible be copied to their US counsel for the time being but non-receipt of such copied notice shall not invalidate any notice given to CTI in accordance with Clause 16.6.

     16.8.This Agreement will be governed by and construed in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been executed the day and year first before written.

SCHEDULE  1
                        PART I: CHRONOFLEX AR FACT SHEET
TECHNICAL  FACT  SHEET
CHRONOFLEX  AR
BIODURABLE  POLYURETHANE
ELASTOMER

DESCRIPTION

CardioTech International, Inc., manufactures and markets a solution-grade, segmented, aromatic, polycarbonate-based polyurethane designed for use in solvent casting and dipping applications. This elastomer may be evaluated for use in the fabrication of blood contact surfaces, pump diaphragms, and other medical devices.

Typical  physical  properties  of  ChronoFlex  AR  films  are  outlined  below:

Durometer,  (Shore)  ASTM  D-2240     75 A

Tensile  Strength  ASTM  D-412        7500 psi

Elongation  ASTM  D-412                       500 %

ChronoFlex AR is a medical-grade polyurethane, meaning that CardioTech is committed to maintaining lot quality control, lot traceability and product certification. The physical properties are also audited periodically in conjunction with a ninety (90) day sample retention. ChronoFlex AR films have been tested by an independent laboratory, and have passed or exceeded all requirements specified in the USP Class VI biocompatibility tests.

FABRICATION
ChronoFlex AR is ideal in applications requiring exceptional flexure endurance, such as artificial heart diaphragms or vascular grafts.

ChronoFlex AR is processed by traditional solvent casting techniques. Removal of Dimethyl Acetamide (DMAc) solvent leaves a polymeric film that is best attained in a forced hot air oven. We recommend temperatures between 60oC and 80oC.

Depending upon the size of the component being manufactured, the duration of heating time may vary between 2 and 24 hours. It is essential that dry air be used during DMAc evaporation, because this solvent is highly hygroscopic and water absorption into the solvent will cause the film to become cloudy, with reduced physical properties.

Both viscosity and percent solids may be reduced by addition of DMAc. Analytical-grade DMAc is recommended for these purposes, since this grade of solvent has minimal moisture content

COMPOSITION

Synthesis of ChronoFlex AR is carried out by the addition of MDI (diphenylmethane 4,4' diisocyanate) to polycarbonate diol, followed by addition of a mixture of chain extenders and a molecular weight regulator, with the reaction carried out in DMAc solvent. ChronoFlex AR is thus supplied as a 22% solids solution, ready for solution casting.

YELLOWING

Most medical-grade polyurethanes are clear to slightly yellow in their original state. However, aromatic-based polyurethanes turn dark yellow to amber as a result of processing, sterilisation or exposure to UV light. While this discoloration (which is caused by the formation of chromophoric groups in the MDI portion of the molecular chain) does not affect the physical properties of the product, it may nevertheless influence the aesthetics of the device.

BIODURABILITY

Biodurability means freedom from Biologically-induced Environmental Stress Cracking during the intended period of implantation (1). In general, it refers to the unwanted action of macrophagic enzymes onto polyether-based polyurethanes, which results in surface fissures. ESC may lead to catastrophic device failure. ESC susceptibility is tested by the "Stokes" test.

ChronoFlex AR elastomers are polycarbonate based, and are thus believed to be resistant to ESC. However, we strongly recommend customers to test the suitability of this product in their specific application

FDA  STATUS

The use of ChronoFlex AR in medical devices is not covered by any specific FDA regulation. It is the responsibility of the user to establish safety with the FDA through submission of an individual application. CardioTech has submitted an MAF to the FDA and will approve FDA access as required in processing a customer's application. The MAF contains proprietary information on the base polymers, the manufacturing process, product release specifications, and other relevant data to assist FDA personnel in the approval process.

TECHNICAL  SERVICE

CardioTech technical personnel are ready to assist you with processing, product availability, or pricing. Please call Robert Carson at our UK office or Hans Vingerhoed in Belgium for further details or enquiries about customised viscosities

References:

1. Szycher, M. "Biostability of Polyurethane Elastomers A Critical Review" J Biomat Appl., 3(2):299-402, (1988).

2. Stokes, K.B., et al. "New Test Methods for the Evaluation of Stress Cracking and Metal Catalyzed Oxidation in Implanted Polymers," in PU in Biomedical Engineering, H.Planck et al, eds,. Amsterdam:
       Elsevier, 109-127 (1987)


--------------------------------------------------------------------------------
This information has been gathered from standard reference sources and is believed to be accurate and reliable. CardioTech makes no other warranty, express or implied, that the results obtained from the use of this product or information contained herein shall be merchantable or fit for any particular purpose, or that the use of this product will not infringe any patent. It is offered solely for your consideration, investigation, and verification.

                   PART II:  CHRONOFLEX RC SPECIFICATION DRAFT

[  *  ]




*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 2
CONDITIONS
[ * ]




*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    SCHEDULE 3
                                TERMS OF PURCHASE

[  *  ]





*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE  4
                                     PRICES

[  *  ]




*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXECUTED  AND  DELIVERED  by     )
CARDIOTECH                 )
INTERNATIONAL  INC  as     )
its  Deed  acting  by:-    )


Director

Director/Secretary



SIGNED  by                 )
                           )
for  and  on  behalf  of   )
CARDIOTECH                 )
INTERNATIONAL              )
LIMITED in  the  presence  )
of:-                       )